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                                                                     EXHIBIT 4.1




                             AMENDMENT NO. 1 TO THE

                                U.S. $100,000,000

                       364-DAY REVOLVING CREDIT AGREEMENT




                                             Dated as of June 16, 1995

                  AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among Rayonier Inc., a North Carolina corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of April 14, 1995, (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) Section 1.01 is amended by adding the following definition in proper alphabetical sequence:

                  " 'RIFSL' " has the meaning specified in Section 5.02(c)(v).

                  (b) Section 5.02(c) is amended by deleting the word "and" at the end of subclause (iii) and substituting "," therefor.
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                  (c) Section 5.02(c) is further amended by adding at the end of subclause (iv) before the period thereto, the following:

                   "and (v) sales from time to time during the period from June
                  16, 1995 through and including April 12, 1996 of accounts receivables by the Borrower to its indirect wholly owned subsidiary Rayonier International Financial Services Limited ("RIFSL"), provided that (x) RIFSL is at all times during such period an indirect wholly-owned subsidiary of the Borrower and
                  (y) with respect to each such sale (1) the aggregate fair market value of the accounts receivables sold by the Borrower to RIFSL in each such sale shall not exceed $50,000,000, (2) such sales are for cash and (3) such sales are on terms no less favorable to the Borrower than it would obtain in a comparable arms-length transaction.

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.

                  The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

                  SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants that, in accordance with Section 2, on and as of the date this Amendment becomes effective:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

         (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other third party is required for the due execution, delivery and performance by the
Borrower of this Amendment or the Credit Agreement, as amended hereby.
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         (d) This Amendment has been duly executed and delivered by the Borrower and is, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

         (e) No event has occurred and is continuing that constitutes a Default.

                  SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                  SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
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                  SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        RAYONIER INC.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        CITIBANK, N.A.
                                        as Administrative Agent and as Lender


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE TORONTO-DOMINION BANK


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS ASSOCIATION


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:
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                                        THE BANK OF NEW YORK


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE CHASE MANHATTAN BANK, N.A.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NATIONSBANK, N.A. (Carolinas)


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE SUMITOMO BANK, LIMITED
                                         NEW YORK BRANCH


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:
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                                        TRUST COMPANY BANK


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        AUSTRALIA AND NEW ZEALAND
                                          BANKING GROUP LIMITED


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        FLEET BANK, N.A.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        UNITED STATES NATIONAL BANK
                                          OF OREGON


                                        By
                                           -------------------------------------
                                           Name:
                                           Title: